EXHIBIT 99.1


                                                                     FINAL DRAFT

For more information, contact:
Mary Fahy, PlanVista Corporation                           FOR IMMEDIATE RELEASE
(813) 289-1000, ext. 2047


              PLANVISTA CORPORATION ANNOUNCES FINALIZATION OF NAME
                       CHANGE AND NEW NYSE TRADING SYMBOL

TAMPA, FL - April 19, 2001 - PlanVista Corporation (NYSE:PVC), formerly known as HealthPlan Services Corporation, today announced that its name change is effective as of April 13, 2001 and that its New York Stock Exchange trading symbol has changed from HPS to PVC, effective today.

PlanVista is a leading managed health care services company, providing medical cost containment and third party administration services for health care payers and providers. PlanVista's medical cost containment business includes PlanVista Solutions, one of the nation's largest independently owned full-service preferred provider organizations. PlanVista Solutions provides network access, electronic claims repricing, and claims and data management services to health care payers and provider networks throughout the United States. PlanVista's third party administration business operates under the names HealthPlan Services, American Benefit Plan Administrators, and Southern Nevada Administrators, and provides distribution, enrollment, billing and collection, and claims administration services for insurance companies, HMOs and other managed care organizations, and Taft-Hartley union benefit plans. Visit the company's websites at WWW.HEALTHPLAN.COM and WWW.PLANVISTA.COM.

THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS RELATED TO PLANVISTA THAT INVOLVE RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO OUR ABILITY TO EXPAND OUR CLIENT BASE; THE SUCCESS OF OUR DIVERSIFICATION EFFORTS; OUR ABILITY TO MANAGE COSTS AND REDUCE AND RESTRUCTURE DEBT; CHANGE IN LAW; FLUCTUATIONS IN BUSINESS CONDITIONS AND THE ECONOMY; AND OUR ABILITY TO ATTRACT AND RETAIN KEY MANAGEMENT PERSONNEL. THESE FORWARD-LOOKING STATEMENTS ARE MADE IN RELIANCE ON THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FOR FURTHER INFORMATION ABOUT THESE FACTORS THAT COULD AFFECT THE COMPANY'S FUTURE RESULTS, PLEASE SEE THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES OF THESE FILINGS ARE AVAILABLE UPON REQUEST FROM THE COMPANY'S CHIEF FINANCIAL OFFICER. PROSPECTIVE INVESTORS ARE CAUTIONED THAT FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACHIEVED RESULTS MAY DIFFER MATERIALLY FROM MANAGEMENT EXPECTATIONS.

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